Exhibit 99.1

Polypore International, Inc. The Gibson Building 11430 North Community House Road Suite 350 Charlotte, NC 28277 Tel: (704) 587-8409 Fax: (704) 587-8795 www.polypore.net

POLYPORE ANNOUNCES ADDITIONAL EXPANSION OF LITHIUM-ION BATTERY SEPARATOR CAPACITY FOR ELECTRIC DRIVE VEHICLES

CHARLOTTE, NC — March 14, 2011 — Polypore International, Inc. (NYSE: PPO) today announced that it has approved additional capital expenditures of approximately $65 million to expand its lithium-ion battery separator capacity for Electric Drive Vehicles (“EDVs”).

This capacity, which is scheduled to begin ramping up in late 2012, is being added to the Company’s facility currently under construction in Concord, North Carolina. This represents the fourth EDV-targeted expansion since August 2009. When this capacity expansion reaches full production levels in 2013, the Company will have increased lithium-ion battery separator capacity by more than 200% compared to the run rate experienced during the second half of 2010.

Robert B. Toth, President and Chief Executive Officer, said: “We are very encouraged by the early success of the initial lithium-based EDVs launched into the marketplace, as well as the rapidly increasing number of programs in which we are actively participating. We are actively involved in development programs for over 50 vehicles scheduled for launch between now and 2015. We are working closely with our customers to evaluate the rate of acceleration in EDV demand and the corresponding impact on our capacity needs, and we will continue to make the necessary investments to ensure sustainable growth over the long term.”

For more information about Polypore International, Inc. visit www.polypore.net.

For more information about the Company’s lithium-ion battery separator business, visit www.celgard.com.

Investor Contact:  Polypore Investor Relations — 704-587-8886 or investorrelations@polypore.net.

Forward-Looking Statements

This release contains statements that are forward-looking in nature. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: the highly competitive nature of the markets in which we sell our products; the failure to continue to develop innovative products; the loss of our customers; the vertical integration by our customers of the production of our products into their own manufacturing process; increases in prices for raw materials or the loss of key supplier contracts; our substantial indebtedness; interest rate risk related to our variable rate indebtedness; our inability to generate cash; restrictions related to the senior secured credit agreement; employee slowdowns, strikes or similar actions; product liability claims exposure; risks in connection with our operations outside the United States, including compliance with applicable anti-corruption laws; the incurrence of substantial costs to comply with, or as a result of violations of, or liabilities under, environmental laws; the failure to protect our intellectual property; the loss of senior management; the incurrence of additional debt, contingent liabilities and expenses in connection with future acquisitions; the failure to effectively integrate newly acquired operations; the absence of expected returns from the intangible assets we have recorded; the adverse impact from legal proceedings on our financial condition; and natural disasters, epidemics, terrorist acts and other events beyond our control. Additional information concerning these and other important factors can be found in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. Polypore expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Polypore’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.